Exhibit (c)(6)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose April 3, 2018 STRICTLY PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking clie nt of Goldman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a product of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the compani es named herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solicitation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

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PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Committee Reference Materials Changed / What Has Selected Key Capital Markets Factors Merger Model Changes Management Presentation to the Committee1 First Committee Call2  None This Presentation3 Change Since Last Meeting4 — Model based on Arkose Projections for Midstream and GP (provided by management on 12-Mar-2018) Currently assumes, as per management, (1) 100% cash tax shield at GP if GP buys Midstream, and (2) no shield in IDR recap Midstream Unit Price $ 27.03 $ 25.43 $ 25.89 2% — GP Stock Price $ 18.15 $ 16.09 $ 15.99 (1)% Exchange Ratio 1.49 x 1.58 x 1.62 x +0.04 x Corrections from Prior Meeting WTI ($/bbl) $61.15 $ 63.40 $ 64.94 2 %  None noted Henry Hub $ 2.78 $ 2.68 $ 2.73 2 % AMZ $ 257 $ 242 $ 240 (1)% S&P 500 $ 2,727 $ 2,717 $ 2,641 (3)% 1 Management presentation priced to 7-Mar-2018 2 Previous GS presentation priced to 20-Mar-2018 3 This presentation priced to 29-Mar-2018 4 Last meeting refers to the 23-Mar-2018 First Committee Call, when materials were priced to 20-Mar-2018. 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Process Timeline Summary of Key Events to Date January 2018 February 2018 March 2018 April 2018 S M 1 8 15 22 T 2 9 16 23 30 W 3 10 17 24 31 T 4 11 F 5 12 19 26 S 6 13 20 27 S M T W T 1 8 15 22 F 2 9 16 23 S 3 10 17 24 S M T W T 1 F 2 S 3 10 17 24 31 S 1 8 15 22 29 M 2 9 16 23 30 T W 4 11 18 25 T 5 12 19 26 F 6 13 20 27 S 7 14 21 28 7 14 21 28 4 11 18 25 5 12 19 6 13 20 27 7 14 21 28 4 11 18 25 5 12 19 26 6 10 17 24 25 27 28 Pre-Formation Post Formation Pre Special Committee Formation Key Diligence Items January 18 Analyst Day Notable Items: January 29 Announcement of Strategic Review February 26 Special Committee Formation  Transaction Structure Charts Received and Reviewed Post Special Committee Formation  Initial and Updated Tax Models Received and Reviewed March 09 Management Presentation to Special Committee and Advisors  Financial Forecasts for Arkose Upstream, Midstream, and GP Received and Reviewed March 14 Initial Diligence Call March 15 Company / Advisors Model Diligence Call Committee and Advisors Discussion Outstanding (Status): March 16 Advisors-only Tax Due Diligence Call  Downside Case (Company to Provide) March 20 Company / Advisors Initial Tax Due Diligence Call  Further Updated Tax Model (Company to Provide) March 29 Second Advisors-Only Tax Due Diligence Call  Detailed Structure Charts (Company to Provide) 3 April 03Presentation March 23Presentation March 16Special Committee / Advisors Discussion March 08Special Committee / Advisors Introduction 29 26 18 7 89 13 141516 20 2122 23 29 30 3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Table of Contents I. Executive Summary Appendix A: Appendix B: Additional Shareholder Analysis Summary Information on IDR Recap and GP Buys Midstream 4

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY I. Executive Summary

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Midstream Restructurings Have Increased

Last 5 Years

INVESTMENT BANKING DIVISION

Midstream Company Restructurings and Recapitalizations


Key:
"Acquirer/Parent (Target)" or "MLP Recapitalizating"
Pioneer (Pioneer Southwest Energy Partners)
Plains (Plains Natural Gas Storage)
2013
Kinder Morgan (Kinder Morgan Partners)
Kinder Morgan (El Paso Pipeline Partners)
2014
Access Midstream (Williams Partners)
Crestwood (Crestwood Midstream)
Energy Transfer Partners (Regency)
2015
Targa Resources (Targa Resources Partners)
SemGroup (Rose Rock Midstream)
Plains All American
2016
Sunoco Logistics (Energy Transfer Partners)
Energy Transfer Partners (PennTex)
WPT GP (World Point Terminals)
Vitol / Buckeye (VTTI Partners)
Williams Partners
ONEOK (ONEOK Partners)
Andeavor Logistics
Andeavor Logistics (Western Refining Logistics)
Holly Energy Partners
MPLX
2017
Archrock (Archrock Partners)
USA Compression
Spectra Energy Partners
NuStar (NuStar Holdings)
Tallgrass Energy
Antero
2018 YTD

	2013	2014	2015	2016	2017	2018 YTD
No. of Restructurings	2	2	3	3	10	6
No. of IPOs	15	14	5	1	4	0

■ IDR Recapitalization ■ Parent-to-LP Merger ■ LP Buy-In / LP Repurchase ■ LP-to-LP Merger □ Announced Structural Review

Source: Company press releases and Wall Street research

Executive Summary

6

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Overview of Tallgrass Energy GP's Announced Acquisition of Tallgrass Energy Partners

INVESTMENT BANKING DIVISION

Announced 26-Mar-2018 | Values Public TEP Units at ~$1.7bn Based on TEGP Price

Taxable all-stock transaction represents a 10% premium to TEP (taking it private and eliminating IDRs) based on 30-day VWAP to day prior to February 2018 restructuring announcements

Stated Benefits	▪ Eliminates IDRs ▪ Reduces cost of capital ▪ Enhances accretion from capex and M&A ▪ Streamlines governance, reduces complexity, and aligns interests ▪ Increased access to equity markets due to C-Corp tax structure
Debt	▪ No change of control ▪ All debt remains in place
Governance	▪ No changes to TEGP's Federal taxpaying limited partnership structure
Taxes	▪ Taxable to TEP public unitholders ▪ No cash federal income taxes expected at pro forma entity for at least 10 years
Guidance	▪ No distribution cut at TEP ▪ Pro forma 2018 guidance: — 5-8% distribution growth for TEP unitholders — 38-42% dividend growth for TEGP shareholders

Current


TEGP Public Investors
Management, EMG, Kelso, and Minority Investors
~58.1mm Class A Shares (~31% interest)
~126.7mm Class B Shares (~69% non-economic interest)
~126.7mm units (~69% economic interest)
Tallgrass Energy GP, LP (NYSE: TEGP)
~58.1mm units (~31% economic interest)
Tallgrass Equity LLC ("Tallgrass Equity")
25.01% interest
REX
~25.6mm LP Units (~35% LP interest), ~1.1% GP interest, IDRs
Tallgrass Energy Partners, LP (NYSE: TEP)
TEP Public Investors
~47.6mm LP Units (~65% LP interest)
Operating Subsidiaries

Pro Forma for Transaction


TGE Public Investors
Management, EMG, Kelso, and Minority Investors
~153.2mm Class A Shares (~55% interest)[2]
~126.7mm Class B Shares (~45% non-economic interest)
~126.7mm units (~45% economic interest)
Tallgrass Energy, LP (NYSE: TGE)
~153.2mm units (~55% economic interest)
Tallgrass Equity LLC
100% interest
Tallgrass Energy Partners, LP
Operating Subsidiaries (Including 75% of REX)

1-Day Price Performance


3 %
(1)%
7 %
(1)%
(1)%
TEGP
GP Peers³
TEP
MLP Pipeline Peers⁴
AMZ

Source: Tallgrass Press Release (26-Mar-2018); Tallgrass Transaction Presentation (26-Mar-2018)

[1] Excludes ~25.6mm LP units owned by Tallgrass Equity, LLC. [2] Current TEGP shareholders will own 58.1mm shares (~21% interest). Current TEP unitholders will own ~95.2mm shares (~34% interest).

[3] GP Peers include GP, ENLC, EQGP and WGP. [4] MLP Pipeline Peers include BPMP, BWP, DM, EQM, MMP, PAA, SEP, SHLX and TCP.

Executive Summary 7

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Summary Observations on the Tallgrass Simplification

Announced March 26, 2018

	Selected Rationale Highlighted by Management and Research							
Structure	No / Low DPU Growth	Poor LP Cash Coverage	Low Capex / No Drops	Prior IDR "Givebacks"	Balance Sheet / Equity Access	Tax Benefits	LP Unitholder Distn. Cut	Type
Parent Acquire LP	✓					✓	None	Proactive

Parent Status		Transaction	Pro Forma Combined		LP Target Change in Status	
Governance	Tax	Consideration	Governance	Tax	Governance	Tax
Partnership-Style	1099	Stock	Partnership Style	1099	None	✓

Stated Rationale

- Reduces equity cost of capital
- Streamline governance
- Reduce complexity
- Align interests of all investors
- Increase market depth
- Full tax shield for 10+ years

Related Commentary

- CEO David Dehaemers: "We are executing this transaction from a position of fundamental business strength, and the result is a win for the TEP unitholders and TEGP shareholders alike. This non-dilutive combination differentiates our transaction from most other recent combinations in the MLP universe. Eliminating TEP's incentive distribution rights will immediately improve our cost of capital and will enhance our ability to compete for, and the returns generated by, acquisitions and organic growth projects. In addition, our single public entity will be more streamlined, simplified and closely align all of our equity holders' future financial incentives. We expect the combined company, which will be taxed as a corporation, will appeal to an even wider set of potential investors."
- Wells Fargo: "The deal simplifies the structure, eliminates the GP IDRs, lowers the long-term cost of capital and improves alignment. Further, the surviving entity is a c-corp., which should attract a larger pool of potential investors."

Source: Company press releases and filings, Wall Street research

Executive Summary 8

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Summary of Selected Restructuring, Recapitalization, and Simplification Transactions

INVESTMENT BANKING DIVISION

	Transaction Structure	Remaining Midstream-Related Securities	Pro Forma GP Shareholder Security	Pro Forma GP Shareholder Future Cash Flow	Relevant Precedents
Midstream – GP Only	Midstream IDR Recapitalization	2 (GP and Midstream w/ no IDRs)	1099 (Unchanged)	■ Assets: Midstream assets ■ Taxes: GP remains cash taxpaying entity	Many recent examples
Midstream – GP Only	GP Buys Midstream	1 (GP survives w/ no IDRs)	1099 (Unchanged)	■ Assets: Midstream assets ■ Taxes: GP has expected reduction in near-term cash taxes — Long-term, will remain cash taxpaying entity	Many recent examples
Midstream – GP Only	Midstream Buys GP	1 (Midstream survives w/ no IDRs)	K-1 (Changed)	■ Midstream entity likely will have some entity-level cash tax friction post transaction ■ GP shareholder converted to pass-through treatment	Markwest (2007)
Inc'l. Upstream	Upstream Buys GP	1 (Midstream survives w/ IDRs)	1099	■ Assets: Upstream assets + IDRs ■ Taxes: Upstream cash tax profile	N/A
Inc'l. Upstream	Upstream Spins-and-Merges Its 53% Interest in Midstream Into GP	2 (GP and Midstream remain w/ IDRs)	1099 (Unchanged)	■ Assets: IDRs + Midstream units ■ Taxes: GP remains cash taxpaying entity	EQT's pending separation of EQT Midstream

Executive Summary 9

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Summary Comparison of Potential Structural Alternatives (1/2)

(Preliminary analysis subject to final structure and further simplification)

	Midstream IDR Recapitalization	GP Buys Midstream
Summary Description	■ Midstream issues new LP units to IDR LLC in exchange for elimination of IDRs ■ GP becomes 1099 derivative equity of Midstream, while remaining a taxable partnership	■ GP acquires Midstream in a 100% share transaction ■ GP remains taxable partnership
IDR Elimination?	Yes	Yes
Midstream Equity Value	■ 2 pools of equity (1099 and K-1)	■ 1 common pool of equity (1099)
Cash Distribution Potential	■ **Reduced vs. status quo**: more near-term cash flow directed through cash-tax paying entity	■ **Increased vs. status quo**: cash tax savings due to taxable transaction to target unitholders
IDR LLC Series B Treatment	■ Potential Change of Control for Series B units, which would result in vesting and exchange right	■ Requires renegotiation or conversion of Series B interest as part of transaction
Governance	■ In either scenario, can keep status quo governance or potential to alter governance to have a more "corporate-style" arrangement with vote equal to economic interest	
Broad-based Equity Index Potential	■ No in either scenario as result of i) LP status of remaining entities, and ii) partnership-style governance are both specifically excluded from broad-based indices	
Unitholder / Shareholder Approvals	■ Midstream: Not required ■ GP: Approval of majority of outstanding GP common shares (61% held by insiders)	■ Midstream: Approval of majority of outstanding LP unitholders (53% held by Upstream) ■ GP: Not required

Midstream IDR Recapitalization – Midstream Equity Value:

	Mkt. Cap.	Float
Midstream	$7.6bn	$2.5bn
GP	$3.0bn	$1.2bn

GP Buys Midstream – Midstream Equity Value:

	Mkt. Cap.	Float
Midstream	--	--
GP	$7.6bn	$3.7bn

Note: Subject to determination of structure and further simplification.

Executive Summary

10

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs | INVESTMENT BANKING DIVISION

Illustrative Summary Comparison of Potential Structural Alternatives (2/2)

(Preliminary analysis subject to final structure and further simplification)

	GP Buys Midstream	GP Buys Midstream -- "C-Corp NewCo"
Summary Description	■ GP acquires Midstream in a 100% share transaction ■ GP remains a partnership taxable as a corporation	■ GP acquires Midstream ■ C-corp formed as Newco and becomes publicly traded surviving corporation
IDR Elimination?	Yes	Yes
Midstream Equity Value	■ 1 common pool of equity (1099) (see table below)	■ Same as GP Buys Midstream
Cash Distribution Potential	■ Increased vs. status quo: cash tax savings due to taxable transaction to target unitholders	■ Same as GP Buys Midstream
IDR LLC Series B Treatment	■ Requires renegotiation or conversion of Series B interest as part of transaction	■ Potential Change of Control for Series B units, which would result in vesting and exchange right
Governance	■ Partnership-style (absent change to status quo)	■ Corporate-style
Broad-based Equity Index Potential	■ No as result of i) LP status of remaining entities, and ii) partnership-style governance are both specifically excluded from broad-based indices	■ Yes – removes both "red flags" for broad-based index inclusion
Unitholder / Shareholder Approvals	■ Midstream: Approval of majority of outstanding LP unitholders (53% held by Upstream) ■ GP: Not required	■ Midstream: Approval of majority of outstanding LP unitholders (53% held by Upstream) ■ GP: Approval required if GP shares exchanged or converted and Newco is trading entity

	Mkt. Cap.	Float
Midstream	--	--
GP	$7.6bn	$3.7bn

Executive Summary 11

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Midstream Time Family Market Value of Equity Over Combined Market Value of Value ($mm) $ 12,000 $ 10,000 $ 8,000 $ 7,881 $ 6,000 $ 3,042 $ 4,000 $ 4,840 $ 2,000 $ 0 1-Jun-17 1-Jul-17 1-Aug-17 1-Sep-17 1-Oct-17 1-Nov-17 1-Dec-17 1-Jan-18 1-Feb-18 1-Mar-18 Midstream GP¹ Combined Equity Value Percent of Combined Market Value of Equity 65% 60% 60% 55% 50% 45% 40% 40% 35% 1-Jun-17 1-Jul-17 1-Aug-17 1-Sep-17 1-Oct-17 1-Nov-17 1-Dec-17 1-Jan-18 1-Feb-18 1-Mar-18 Midstream GP¹ Source: Company filings, CapIQ, Bloomberg market data as of 29-Mar-2018 Note: 1-Jun-2017 represents 21st day of public trading. 1 Assumes continuous Series B conversion based on then current GP market cap per Series B conversion methodology. Executive Summary 12

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Ownership Based on Management Cash Flow Projections and Current Market Value ($ in millions) IDR Recap GP Buys Midstream IDR LLC Distributions to Midstream Distributions to Midstream Units To IDR LLC¹ Exchange Ratio To Midstream² Series A Series B IDR LLC LP Unitholders Ratio of Cash Distributions IDR Recap GP Buys Midstream Midstream Units To IDR LLC³ Exchange Ratio To Midstream² GP IDR LLC - Series B Total GP Midstream Ratio of Equity Value GP (IDR LLC) Midstream Source: Arkose Projections and Bloomberg market data as of 29-Mar-2018. 1Calculated using total cash flow ownership of IDR LLC Series A and Series B units . 2 Assumes ~4.3mm GP common shares issued to Series B unitholders per current GP market cap and Series B methodology. 3 Calculated based on market cap of GP common shares and implied value of IDR LLC Series B units. 13 Executive Summary Market Current Cap $ 2,977 $ 65 $ 3,042 $ 4,840 117 1.62 x 39% 61 % Status Quo Cash Distributions to Equity (Midstream and IDR LLC) FY 2018E $ 136 $ 7 $ 143 $ 320 83 2.29 x FY 2019E 223 12 $ 236 414 106 1.79 FY 2020E 336 20 $ 355 533 125 1.53 FY 2021E 436 26 $ 462 640 135 1.41 FY 2022E 556 34 $ 589 767 144 1.33 43% 57% 42% 58% 40% 60% 36% 64% 31% 69%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Pro Forma Ownership Range t DR atio) ange Source: Upstream, Midstream, and GP 2017 10-Ks and Bloomberg market data as of 29-Mar-2018 1 Assumes Series B convert based on current GP market cap. 14 Executive Summary IDR Recap Approximate assumptions used in the 9-Mar-2018 Managemen Presentation (155m units issued to I LLC, 1.79x exchange r IDR LLC % Ownership 36% 38% 40% 42% 44% 46 % Units Issued to IDR LLC 105 115 Implied Aggregate Value at Market $ 2,722 $ 2,966 125 $ 3,226 135 147 $ 3,505 $ 3,803 159 $ 4,123 Total Midstream Units Outstanding 292 302 312 322 334 346 Pro Forma Ownership Total IDR LLC 36% 38% 40% 42% 44% 46 % Midstream Midstream - Public Ownership 30% 29 % Midstream - Upstream Ownership 34 33 28% 32 27% 26% 31 30 25% 29 Total Midstream 64% 62% 60% 58% 56% 54 % IDR LLC % Ownership 36% 38% 40% 42% 44% 46 % Shares Issued to Midstream Implied Aggregate Value at Market 338 $ 5,408 310 $ 4,963 285 $ 4,563 263 242 223 $ 4,200 $ 3,871 $ 3,571 Implied Exchange Ratio (Midstream / G 1.81 x 1.66 x 1.53 x 1.41 x 1.30 x 1.19 x Pro Forma Ownership IDR LLC IDR LLC - Series B Holders¹ GP Common Shareholders 1% 35 1% 37 1% 39 Ownership r 1% 1% 1 %used in this 41 43 45presentation Total IDR LLC 36% 38% 40% 42% 44% 46 % Midstream Midstream - Public Ownership Midstream - Upstream Ownership 30% 34 29% 33 28% 32 27% 26% 25% 31 30 29 Total Midstream 64% 62% 60% 58% 56% 54 % GP Buys Midstream

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Impact to Shareholder / Unitholder Economics Assuming 40% Ownership Scenario Midstream Unitholders GP Shareholders1 $4.58$4.58 $4.29 $3.00 $3.24$3.33$3.33 3 3 9 $1.01 2 $0.54 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E  Incremental DCF/share accretion in GP Buys Midstream scenario partially due to reduction in coverage ratio on legacy Midstream cash flows Increase in both DCF/share and DPS in GP Buys Midstream scenario due to cash tax savings attributable to basis step-up in  $4.35$4.35 taxable transaction $2.85 $4.10 3 3 9 1 $0.97$0.89 $1.49 $1.49 $0.72 2018E 2019E 2020E 2021E 2022E Status Quo 2018E 2019E 2020E 2021E 2022E IDR Recap GP Buys Midstream Source: Arkose Projections, Upstream, Midstream, and GP 2017 10-Ks and Bloomberg market data as of 29-Mar-2018 1 Assumes Series B convert based on current GP market cap. Executive Summary 15 DCF Metrics $2.31$2.22 $2.1 $1.87$1.74$1.7 $1.36$1.34$1.3 $1.0 $0.54 $3.42$3.54$3.54 $2.85$2.85$2.85 $2.21$2.08 $2.08 $1.72 DPU Metrics $2.57 $2.18 $2.22 $2.1 $1.79 $1.74$1.7 $1.25 $1.34$1.3 $0.7 $0.89 $3.93$3.93 $3.75 $2.76$2.74 $2.74 $2.07 $1.91 $1.91

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Core Driver of Illustrative Economics Alternatives: Cash Taxes 40% Ownership Scenario | Cumulative 5 Years in Structural Status Quo IDR Recap GP Buys Midstream GP Cash Taxes $425m 10% GP Cash Taxes $443m 10% GP L Ho DR C Midstream LPs $2,674m 60% Midstream LPs $2,675m 60% GP (IDR LLC Holders) $1,784m 40% GP (I LLC Midstream LPs $2,675m 60% $1,330m 30% $1,350m 30% Total Distributions/Cash Taxes: $4,449 Total Distributions/Cash Taxes: $4,449 Total Distributions/Cash Taxes: $4,459¹ Source: Arkose Projections 1 Increase in cumulative distribution due to elimination of $2mm in annual public company costs. Executive Summary 16 Observed cash taxes paid exclusively by GP common shareholders; elimination directly increases distribution to GP’s existing common shareholders

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Core Driver of Illustrative Economics in Structural Alternatives: Pre-Coverage 40% Ownership Scenario | GP Perspective DCF for GP Status Quo IDR Recap GP Buys Midstream $ 571 $413 $405 2018 2020 2022 2018 2020 2022 2018 2020 2022  After Midstream coverage  After cash taxes   After Midstream coverage After cash taxes   Before Midstream coverage No cash taxes assumed Source: Arkose Projections Executive Summary 17 $265 $137 $249 $100 $ 415 $ 238

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Impact of Potential Structural Coverage and Growth Alternatives on Midstream Unitholders GP Shareholders $ 1.72 $0.97 4Q17 Annualized ’18-20 Perceived Growth Rate Status Quo IDR Recap Midstream Buys GP 4Q17 Annualized Status Quo IDR Recap Midstream Buys GP $ 1.72 $ 1.72 $ 1.72 $ 1.12 4Q17 Annualized ’18-20 Perceived Growth Rate Status Quo IDR Recap Midstream Buys GP 4Q17 Annualized Status Quo IDR Recap Midstream Buys GP Source: Arkose Projections Note: Analysis does not consider incremental interest expense that would result from decreased cash coverage. Executive Summary 18 Constant Cash Coverage (~1.3x coverage) 29% 29% 29% 58% 29% 29% $0.83 $ 0.54 $ 0.30 $ 1.46 Constant Midstream DPU (~1.1x coverage) 58% 39% 39% 29% 39% 39% $0.72 $ 0.54 $ 0.30 $ 1.46 $ 1.49$ 1.49

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Determining Arkose’s Overall Yield Calculation of Combined Equity Value Calculation of Equity Yield Midstream Units 187 2018 2019 2020 (x) Midstream Unit Price $ 25.89 Midstream LP Distributions $ 320 $ 414 $ 533 Midstream Equity Value $ 4,840 Implied Yield 6.6% 8.5% 11.0 % Y.o.Y. Dist Growth 30% 29% 29 % GP Shares (x) GP Share Price 186 $ 15.99 GP Common Distributions $ 100 $ 165 $ 249 GP Equity Value $ 2,977 Implied Yield 3.4% 5.5% 8.4 % Y.o.Y. Dist Growth 67% 65% 51 % Series B Converted Shares (x) GP Share Price 4 $ 15.99 Series B Equity Value $ 65 Combined Midstream¹ $ 427 $ 591 $ 802 Y.o.Y. Dist Growth 37% 38% 36 % Source: Arkose Projections and Bloomberg market data as of 29-Mar-2018 Note: Share counts based on 2017 Midstream and GP 10-K. 1 Includes Series B distributions. Executive Summary 19 Implied Yield5.4%7.5%10.2 % Arkose Midstream Total Equity Value$ 7,881

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Pro Forma Trading at Various Yields and Implied Ownerships

INVESTMENT BANKING DIVISION

Current Prices
GP: $15.99
Midstream: $25.89

	Implied IDR LLC Ownership	2019 DPU/DPS Midstream	2019 DPU/DPS GP	DPU / DPS % Δ vs. Current Midstream	DPU / DPS % Δ vs. Current GP	Implied Unit Price / Accretion / (Dilution) to Midstream: Current Midstream Yield 8.5 %	Implied Unit Price / Accretion / (Dilution) to Midstream: Current Total Equity Yield 7.5 %	Implied Share Price / Accretion / (Dilution) to GP: Current Midstream Yield 8.5 %	Implied Share Price / Accretion / (Dilution) to GP: Current Total Equity Yield 7.5 %	GP Breakeven Yield
IDR Recap	46 %	$ 1.88	$ 1.17	(15)%	32 %	$ 21.97 / (15)%	$ 25.00 / (3)%	$ 13.70 / (14)%	$ 15.59 / (2)%	7.3 %
	44	1.94	1.12	(12)	26	22.78 / (12)	25.93 / 0	13.10 / (18)	14.91 / (7)	7.0
	42	2.01	1.07	(9)	20	23.59 / (9)	26.85 / 4	12.50 / (22)	14.23 / (11)	6.7
	40	2.08	1.02	(6)	14	24.41 / (6)	27.78 / 7	11.90 / (26)	13.54 / (15)	6.4
	38	2.15	0.96	(3)	9	25.22 / (3)	28.71 / 11	11.30 / (29)	12.86 / (20)	6.0
	36	2.22	0.91	1	3	26.03 / 1	29.63 / 14	10.70 / (33)	12.18 / (24)	5.7
GP Buys Midstream	46 %	$ 1.87	$ 1.57	(15)%	77 %	$ 21.95 / (15)%	$ 24.98 / (4)%	$ 18.41 / 15 %	$ 20.95 / 31 %	9.8 %
	44	1.94	1.50	(12)	69	22.77 / (12)	25.91 / 0	17.60 / 10	20.03 / 25	9.4
	42	2.01	1.43	(9)	61	23.60 / (9)	26.86 / 4	16.78 / 5	19.10 / 19	9.0
	40	2.08	1.36	(6)	54	24.41 / (6)	27.78 / 7	15.99 / 0	18.20 / 14	8.5
	38	2.15	1.30	(3)	46	25.20 / (3)	28.69 / 11	15.21 / (5)	17.31 / 8	8.1
	36	2.22	1.23	1	39	26.03 / 1	29.63 / 14	14.40 / (10)	16.39 / 2	7.7

Source: Arkose Projections and Bloomberg market data as of 29-Mar-2018

Executive Summary 20

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Observations on Potential Shareholder Reaction to an Arkose Simplification 1099 vs K-1 Securities Pro Forma Grow  Growth Rate: Pro forma entity, however, would still have a sector-leading growth rate and exceed Liquidity / Governance 21 Executive Summary  Elevated Volumes: An event that leads to elevated trading volumes could cause some investors to reduce their positions given underlying weakness in the broader MLP market  Governance: A switch to more traditional governance, where voting rights are equal to economic participation, would strengthen sentiment from many key midstream investors who are increasingly vocal about lack of midstream governance  Investor Overlap: Substantial overlap in Midstream and GP’s investor bases at the institutional level; possible that some may invest in GP as a levered play on Midstream’s underlying assets — Lower “non-levered” growth rate may cause certain investors scale back their Arkose position th Midstream’s current growth profile — Change in growth profile, in isolation, is unlikely to result in meaningful selling  Depth of Market: The investor following and liquidity of the Midstream/Energy C-Corp market is significantly deeper than that of the MLP market — 505 investors are invested in the AMZ companies, with the top 20 managing a combined $2.2 trillion in AUM — Comparatively, 3,600+ investors have positions in Energy companies the S&P 1500, with the top 20 managing a combined $7.4 trillion in equity AUM  Dedicated Funds: While some funds are prevented from owning MLPs, we are not aware of any MLP-dedicated fund that is prevented from owning 1099 securities

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Midstream Delaware Corporations vs. 1099 GPs Investment Observations Top 25 Midstream Delaware Corporation Active Investors Equity AUM ($mm) Delaware Corps Pos. ($mm)¹ 1099 GPs Pos. ($mm)² AMZ Pos. ($mm)  Meaningful overlap between top active Midstream 1099 GP Partnership investors and Midstream Delaware Corporation investors, suggesting indifference between 1099 structures Investor Tortoise Capital 15,502 1,525 213 10,455 Kayne Anderson 7,956 1,067 84 5,475 GSAM 139,583 1,045 104 5,325 Harvest 8,978 830 82 6,245 ClearBridge 111,692 660 48 3,315  Of the top 50 Midstream Delaware C-Corp investors, 12 do not hold any positions in 1099 GPs Neuberger Berman 91,995 639 2 1,658 Salient Capital 5,804 628 213 2,311 Deutsche AM 13,719 558 34 689 — But 7 of those investors hold positions in MLPs, suggesting governance is not the driving factor of their lack of investment Chickasaw Capital 4,804 552 230 2,455 OFI SteelPath 9,746 510 336 7,076 Fidelity 1,222,242 390 1 1,807 Eagle Global 3,230 378 102 1,353 FPR Partners 4,659 370 95 0 JP Morgan AM 349,427 349 41 0 Cushing 3,337 342 76 1,946 CIBC Atlantic Trust 23,316 340 42 2,593 UBS Financial Services, Inc. 180,549 328 4 3,745 BlackRock (UK) 320,409 291 1 0 Millennium 69,332 287 42 0 Source: Thomson Reuters as of 4Q 2017. Note: Blue shading denotes no overlap between Delaware C-Corp investors and 1099 GPs. ¹ Delaware Corp peers include KMI, OKE, SEMG, and TRGP. ² 1099 GP peers include AMGP, ENLC, and TEGP. Executive Summary 22 Total (25) $ 15,046 $ 1,751 $ 62,546 Brookfield Investment Mgmt 9,457 304 0 3,006 Center Coast Capital 3,717 344 0 0 Energy Income Partners 6,190 505 0 2,727 Franklin Advisers 56,807 511 0 243 Norges Bank 623,837 565 0 0 Wellington Management $ 512,659 $ 1,728 $ 0 $ 121

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs INVESTMENT BANKING DIVISION

Arkose Currently Has Limited Index Ownership

Shareholder Composition

"GP" Investor Base


Retail
4%
Institutional (Active)
36%
Institutional (Passive)
1%
Sponsors / Insiders
59%

"Midstream" Investor Base


Upstream / Sponsors / Insiders
53%
Institutional (Active)
45%
Institutional (Passive)
2%

Top Indices

Index	Bloomberg Relevance Rating
S&P MLP Index	1
Alerian Energy Infrastructure Index	1
Yorkville MLP General Partners	0
American Energy Independence	0
Cushing MLP Mkt Cap	0
J.P. Morgan iDex U.S. SMID Cap Energy	0
Bloomberg State Index of Colorado	0
Yorkville MLP Infrastructure Universe	0
Yorkville PTP Universe Price Index	0
Wells Fargo Securities MLP Index	0

Index	Bloomberg Relevance Rating
Alerian MLP Index	4
Alerian MLP Infrastructure Index	2
Cushing 30 MLP Index	1
Tortoise MLP Index	1
S&P MLP Index	1
Solactive US Energy Infrastructure MLP	1
Alerian Natural Gas MLP	0
Yorkville MLP Gathering & Processing	0
Yorkville MLP Distribution Growth Leaders	0
Yorkville MLP Distribution GLA Idx TR	0

Perspectives on Pro-Forma Index Ownership

- Limited number of Midstream units and GP shares are currently held by passive / index investors
- Among the indices that Midstream and GP are part of, only the Alerian AMZ and AMZI indices have meaningful investor following
- All members of the AMZ and AMZI indices are MLPs
- As a result, passive investors focused on MLP strategies may be sellers should GP acquire Midstream
- But, due to the limited index holdings of Midstream, we do not expect price pressure or meaninful "churn" from this class of investors

Source: Thomson Reuters as of 4Q 2017, Bloomberg
Note: Bloomberg relevance rating based on Bloomberg client usage and scaled from 0 – 5 with 5 being the most widely used.

Executive Summary 23

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs INVESTMENT BANKING DIVISION

Summary of Key Index Inclusion Criteria

Current Structure and Limited Public Float Exclude Midstream and GP from Major Indices

	Criteria	Description	Midstream	GP	Pro Forma
S&P	Market Cap	■ Sorted into S&P 500, Mid Cap 400, and Small Cap 600 based on market cap test ($6.1bn+, $1.6bn-6.8bn, and $450mm-2.1bn, respectively)	S&P Mid Cap 400	S&P Mid Cap 400	S&P 500
	Liquidity	■ Annual dollar value traded ≥ 1.0x float adjusted market cap ■ Minimum of 250k shares traded in each of 6 months leading up to evaluation	✓ ✓	✓ ✓	?
	Public Float	■ At least 50% of the shares outstanding	✗	✗	✗
	Financial Viability	■ Sum of last four consecutive quarters and most recent quarter GAAP (core) net income should be positive	✓	✓	✓
	US Domicile Characteristics	■ Files 10-K annual reports with SEC ■ Subject to fixed assets and revenues test ■ Primary listing of common stock on an acceptable exchange ■ Corporate governance structure consistent with US practice	✓ ✓ ✓ ?	✓ ✓ ✓ ?	✓ ✓ ✓ ?
	Eligible Company	■ NYSE or NASDAQ listed common equities; closed end funds, LPs, MLPs, LLCs, BDCs, mortgage REITs, ETFs, royalty trusts, ADRs and ADSs are excluded	✗	✗	✗
	Time Since IPO	■ Public for at least 6-12 months	✓	✓	✓
Russell	Market Cap	■ Minimum of $30mm ■ Sorted into Russell 1000 (currently $3.4bn+) and 2000 (~$144mm - 3.4bn) based on market cap rank	Russell 1000	Russell 2000	Russell 1000
	Liquidity	■ Average daily dollar trading volume must be larger than global median; as of 2017 Reconstitution, this was $170,000	✓	✓	✓
	Public Float	■ At least 5.5% of the shares outstanding	✓	✓	✓
	Financial Viability	■ No mention in index methodology			
	US Domicile Characteristics	■ No annual filing requirement mentioned, presumed 10-K filing necessary ■ Asset, headquarters, incorporation, and most liquid listing test ■ Must trade on eligible U.S. exchange ■ Corporate governance structure is consistent with US practice	✓ ✓ ✓ ?	✓ ✓ ✓ ?	✓ ✓ ✓ ?
	Eligible Company	■ Royalty trusts, LLCs, closed-end investment companies, BDCs, SPACs and limited partnerships are excluded ■ Companies that produce unrelated business taxable income (UBTI) and do not block UBTI to equity holders	✗	✗	✗
	Time Since IPO	■ At least before quarterly rank day (typically 1 month before quarter end)	✓	✓	✓

Source: S&P U.S. Indices Methodology March 2018; FTSE Russell Methodology March 2018, and SEC Brief Overview for Foreign Private Issuers Note: S&P also considers sector balance in indices.

Executive Summary 24

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Considerations For Index Inclusion Expected Index Ownership of Arkose (GP + Midstream) If Added to Various Indices Illustrative Required Insider Selling to Meet S&P’s 50% Public Float Test Index as % of Avg. Constituent's Float Value of Arkose (GP + Midstream) Upstream Index S&P 400 8% $ 631 $ 2,560 32 % Warburg Pincus Yorktown $ 3,498 44 % S&P 600 6% $ 473 Management / Board Public $ 881 11% $ 694 9 $ 248 3 % Russell 2000 8% $ 631 Management / Board 64 % Warburg Pincus Upstream Source: Thomson, company filings, Bloomberg, S&P U.S. Indices Methodology March 2018; FTSE Russell Methodology March 2018, and SEC Brief Overview for Foreign Private Issuers 1 Yorktown excluded because position is not large enough to fully exit and still pass public float test. Executive Summary 25 $ 443 million of required selling to meet S&P’s 50% public float test % of Holdings 50% 17 % Based on current combined equity value, Arkose GP + Midstream could qualify based on size for the S&P 500 and Russell 1000 (though important criteria like C-Corp structure and % public float are not met) Required Selling at %of Holdings1 Russell 1000 3% $ 236 S&P 500 12% $ 946

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Anticipating Shareholder Behavior Upon Combination

While Some Top Pro-Forma Investors Might Sell to Normalize Positions…

Investor	Peers[1] Held	Pro-Forma Pos. ($mm)	Pro-Forma % Mkt Cap	Avg Peer % of Mkt Cap	Anticipated Buying / Selling ($mm)
Tortoise Capital	12	$ 490	6.4 %	5.4 %	$(72)
GSAM	12	459	6.0	1.8	(323)
Harvest	7	240	3.1	4.7	124
Neuberger Berman	8	223	2.9	1.7	(92)
Salient Capital	9	194	2.5	2.7	13
OFI SteelPath	7	189	2.4	2.2	(21)
Chickasaw Capital	9	180	2.3	3.6	94
Tinicum Capital	0	166	2.1	0.0	(166)
Natixis	3	143	1.9	0.3	(123)
Kayne Anderson	10	112	1.5	3.5	155
FPR Partners	0	95	1.2	0.0	(95)
CIBC Atlantic Trust	8	87	1.1	0.6	(41)
Eagle Global	6	78	1.0	0.7	(26)
Deutsche Asset & Wealth	3	74	1.0	0.2	(62)
Alyeska	0	61	0.8	0.0	(61)
Cohen & Steers	6	57	0.7	1.1	30
Cushing	10	55	0.7	1.0	25
ClearBridge	8	51	0.7	2.8	162
JP Morgan AM	1	41	0.5	0.0	(41)
Dividend Assets Capital	7	36	0.5	0.3	(11)
Miller/Howard	8	31	0.4	0.3	(5)
David Lerner	10	30	0.4	0.6	20
Jennison Associates	6	27	0.4	0.5	13
Hite Hedge	7	26	0.3	0.9	45
Duff & Phelps	10	26	0.3	0.4	5
Total (25)		$ 3,173			$(459)

…There is a Large Pool of Underinvested Investors Who Represent Natural Holders of Pro-Forma

Investor	Peers[1] Held	Avg Peer % of Mkt Cap	Pro-Forma Pos. ($mm)	Demand Based on Peers ($mm)	Theoretical Room to Add ($mm)
Energy Income Partners	4	2.4 %	$ 0	$ 182	$ 182
ClearBridge	8	2.8	51	213	162
Fidelity	9	2.1	0	159	159
Kayne Anderson	10	3.5	112	267	155
NFJ Investment Group	3	2.0	0	152	152
Magnetar Capital	2	1.8	0	138	138
Harvest	7	4.7	240	365	124
Center Coast Capital	8	1.3	0	98	98
Chickasaw Capital	9	3.6	180	274	94
Allianz Global	5	1.1	0	88	88
Advisory Research	6	1.2	24	95	71
Baron Capital	2	0.9	0	71	71
RR Advisors	7	0.9	0	70	70
Principal Global	3	0.9	0	66	66
MFS	3	0.8	0	65	65
American Century	4	0.8	0	61	60
Westwood	8	0.8	13	64	51
LSP Investment	2	0.6	0	49	49
OppenheimerFunds	6	0.6	0	46	45
Hite Hedge	7	0.9	26	72	45
RGT Capital Management	2	0.6	0	43	43
Gen IV Investment	2	0.6	0	43	43
Anchor Bolt	2	0.5	0	37	37
Edge Asset Mgmt	3	0.5	0	35	35
NBW Capital	8	0.4	1	34	33
Total (25)			$ 649	$ 2,751	$ 2,103

Source: Thomson Reuters as of 4Q 2017
Note: Top investors of Pro-Forma applies an illustrative exchange ratio of 1.5285x to Midstream. Room to Add is based on average % shares outstanding held by an investor per peer, applied pro-rata to Pro-Forma market cap then deducting any current positons held in Pro-Forma. Pro-Forma cap is $7.7bn.
[1] Pro-forma peers include BPMP, CNXM, EQM, ENLC, ENLK, EQGP, HESM, NBLX, PSXP, VLP, WES, and WGP.

Executive Summary

26

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs
INVESTMENT BANKING DIVISION

Summary of Investor Reaction to Recent GP Acquisitions of MLPs

Arkose's Top 25 (GP + Midstream) Active Institutional Shareholders Net Buying / (Selling)

Arkose's Top Shareholders (GP + Midstream) Have Frequently Been Net Buyers in Precedent Transactions Upon Announcement; But These Shareholders Have Typically Been Cumulative Net Sellers From Announcement to Post-Close

Company	Cumulative Arkose GP + Midstream Net Buyers / (sellers)		Share Price Performance
	1Q Pre-Announce to 1Q Post-Announce	1Q Pre-Announce to 1Q Post-Close	(1Q Pre-Announce to 1Q Post-Close)
Kinder Morgan	9 %	(43)%	10 %
Targa	11 %	(15)%	10 %
SemGroup	23 %	19 %	18 %
ONEOK	(2)%	(30)%	6 %

Source: Thomson
Note: Figures reflect percentage change in Pro Forma Acquirer/Target shares held.

Executive Summary 27

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Absolute and Relative Changes in Family Equity Value in Precedent Transactions One Day % Change in Family Equity Value and Alerian Index Performance 14% (1)% (6)% 6 Month % Change in Family Equity Value and Alerian Index Performance 41% (22)% Source: Thomson, Alerian, Bloomberg Executive Summary 28 4% 8% (10)% (9)% 0%(15)% 10%10% (0)% 5%5% 2% 4% 2%2 % Change in Family Market Cap Alerian Performance

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs | INVESTMENT BANKING DIVISION

Conversion Mechanism of Series B Units of Arkose IDR LLC

- Conversion of Series B units to common shares equal to the quotient determined by dividing
  - (a) the product of (i) the Per Vested B Unit Entitlement (defined below) and (ii) the number of vested Series B Units being redeemed, by
  - (b) GP common share 20 trading day VWAP (ending on and including the trading day prior to the notice date)
- "Per Vested B Unit Entitlement" equals the quotient of
  - (a) the product of (i) the equity value of GP calculated by multiplying the VWAP Price and the number of then-outstanding common shares minus \$2.0 billion and (ii) the product of (A) 6%, (B) the percentage of authorized Series B Units that are outstanding at such time and (C) the percentage of outstanding Series B Units that have vested, divided by
  - (b) the total number of vested Series B Units outstanding
- Upon the earliest of (x) December 31, 2026, (y) a change of control transaction of GP or of IDR LLC, or (z) a liquidation of IDR LLC, GP may redeem each outstanding Series B Unit in exchange for GP common shares
- The proceeding formula is captured by (also see illustration on next page):

Conversion Mechanism Illustration

$$\textbf{Conversion} = \frac{\text{Per Vested B Unit Entitlement} \times \text{Vested Units Being Redeemed}}{\text{GP 20 Trading Day VWAP}}$$

$$\textbf{Per Vested B Unit Entitlement} = \frac{\left(\text{GP VWAP} \times \text{GP Common Shares Outstanding} - \$2\text{billion}\right) \times \left(6\% \times \text{\% Authorized Series B Units Outstanding} \times \text{\% Outstanding Series B Units Vested}\right)}{\text{Vested Series B Units Outstanding}}$$

Source: GP 2017 10-K dated 13-Feb-2018, 424 B4 filing dated 05-May-2017, and GP IDR Holdings LLC Limited Liability Company Agreement dated 31-Dec-2016

Executive Summary 29

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs INVESTMENT BANKING DIVISION

Illustrative Conversion Calculation For Series B Units of Arkose IDR LLC

Class B Conversion Into Status Quo GP Shares

20 Trading-Day GP VWAP (Current)	$ 16.82
(x) Common Shares Outstanding	186
GP Market Cap	$ 3,132
(-) $2.0bn Threshold	(2,000)
Equity Value Subject to Series B Take	$ 1,132
(x) Series B Take	6.0 %
Class B Share	$ 68
(x) Units Outstanding	100 %
(x) Percent Vested	100 %
Total Entitlement	$ 68
(/) Vested Units Outstanding	99
Per Vested B Unit Entitlement	$ 0.69
(x) Vested Units Redeemed	99
(/) 20 Day GP VWAP (Current)	$ 16.82
Conversion - Common Shares Issued	4

Memo: illustrative assumption (→ (x) Percent Vested)

Management Presentation 25mm Share Calculation

GP Common Shares Outstanding	186
(x) GP Share Price as of 7-Mar	$ 18.08
GP Market Cap	$ 3,366
(+) Equity Issued to Midstream	6,048
Pro Forma Market cap	$ 9,414
(-) $2.0bn Threshold	(2,000)
Equity Value Subject to Series B Take	$ 7,414
(x) Series B Take	6.0 %
Class B Share	$ 445
(x) Units Outstanding	100 %
(x) Percent Vested	100 %
Total Entitlement	$ 445
(/) Vested Units Outstanding	99
Per Vested B Unit Entitlement	$ 4.51
(x) Vested Units Redeemed	99
(/) 20 Day GP VWAP (as of Magement Presentation)	$ 18.08
Conversion - Common Shares Issued	25
(+) Pro Forma GP Common Shares Outstanding	521
Total Shares Outstanding	545
(x) GP Share Price as of 7-Mar	$ 18.08
GP Market Cap (Incl. Converted Series B)	$ 9,859

Source: GP 424 B4 filing dated 05-May-2017 and GP IDR Holdings LLC Limited Liability Company Agreement dated 31-Dec-2016; Bloomberg market data as of 29-Mar-2018

Executive Summary 30

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Implied Series B Value

($ in millions)

Illustrative Value Based on GP Trading

	2018E	2019E	2020E
GP Share Price	$15.99	$15.99	$15.99
GP DPS	$0.54	$0.88	$1.34
GP Tax Adj. DPS	$0.72	$1.18	$1.78
GP Yield	3.4 %	5.5 %	8.3%
GP Tax. Adj. Yield	4.5 %	7.4 %	11.1 %
Series B Dist.	$ 7	$ 12	$ 20


$ 200
$ 150
$ 223
$ 167
$ 234
$ 175
2018E
2019E
2020E
DPS Yield
GP DPS Yield
Tax Adjusted Yield

Illustrative Future Value Based on Constant GP Yield[1]


$ 173
$ 323
$ 456
2018E
2019E
2020E
Implied Value at Year End Based on NTM Cash Flows and Current GP Yield

Value Based on Series B Conversion Mechanism


$ 341
$ 65
Market Value (26-Mar-2018)
Status Quo
GP Buys Midstream[2]

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 29-Mar-2018; Note: 2021E GP DPS yield of $1.74.
[1] Calculated based on assumed future market cap at year end and Series B conversion mechanism. Future GP market cap calculated based on 1-year forward DPS at year end, current 2018 GP DPS yield of 3.4%, and current shares outstanding. [2] Assumes GP and Midstream combination at market value and Series B conversion into pro forma market cap.

Executive Summary 31

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Potential Next Steps and Process Tactics

INVESTMENT BANKING DIVISION

Potential Items to Refine From March 9th Presentation

- For structural alternatives, present narrower range and more comparable economic terms than "illustrative 20% premium"
- Evaluation of operational downside case
  - Potentially helpful to better answer "why now"
- Series B treatment
- Refine pro forma tax profile for structural alternatives
  - Tax synergies large driver of transaction, in particular GP buys MLP
- Governance in GP buys MLP
  - C-Corp "NewCo" (or conversion from LP to C-Corp)
  - LP with direct or vote equal to economics
  - LLC status quo

Potential Decisions to Narrow Options and Focus Alternatives

- Number of structural alternatives for evaluation and comparison:
  - 2 alternatives:
    - Status quo vs. IDR recap
    - Status quo vs. GP buys Midstream
  - 1 alternative:
    - Status quo vs. GP buys Midstream
- Importance of downside case to break status quo?
  - Midstream market context could be sufficient (e.g., investor aversion to IDRs, preference for 1099s)
- Evaluation of C-Corp "NewCo" (or conversion from LP to C-Corp)
- Maintain status quo governance arrangements

Possible Path: Committee Resolves

- **Specific action:** Committee posts GP Board on progress, narrowing of options, and open items
- **Subsequent steps:** Committee and advisors drive resolution on open items and create specificity on transaction terms
- **Primary objective:** Committee decides to maintain status quo or make proposal to Midstream

Possible Path: GP Board Resolves

- **Specific action:** Committee reverts back to GP Board on progress, narrowing of options, and provides direction and requests clarification on open items
- **Subsequent steps:** Management and GP Board drive resolution on open items and create more specificity on transaction terms
- **Primary objective:** full GP Board decides to break status quo and have Committee negotiate a more specific proposal with Midstream

Executive Summary 32

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Additional Shareholder Analysis

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Precedent MLP Buy-ins (1/3) GP and LP Equity Values Over Time Versus Alerian Index TEP / TEGP | Transaction Date: 26-Mar-2018 APLP / AROC | Transaction Date: 02-Jan-2018 $ 1,266 $ 1,291 $ 1,265 $ 3,806 $ 3,675 $ 1,335 $ 3,917 $ 1,316 6M Prior 3M Prior 1 Day Prior 1 Day Post 6M Prior 3M Prior 1 Day Prior 1 Day Post LP GP Indexed to AMZ as of 6M Prior Indexed to AMZ as of 1 Day Prior Source: Company filings and press releases, Bloomberg market data as of 28-Mar-2018 Additional Shareholder Analysis 34 $ 1,641 $ 1,495 $ 3,318$ 3,271 $ 2,849 $ 2,700 $ 2,662 $ 1,064 $ 1,024 $ 2,277 $ 2,181 $ 1,785 $ 1,676 $ 1,190 $ 484 $ 1,235 $ 539 $ 562 $ 1,211 $ 490 $ 851 $ 777 $ 746 $ 703

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Precedent MLP Buy-ins (2/3) GP and LP Equity Values Over Time Versus Alerian Index OKS / OKE | Transaction Date : 01-Feb-2017 RRMS / SEMG | Transaction Date: 31-May-2016 $ 20,884 $ 20,581 $ 2,383 $ 1,921 $ 1,913 $ 1,863 $ 1,869 6M Prior 3M Prior 1 Day Prior 1 Day Post 3M Post 6M Post 6M Prior 3M Prior 1 Day Prior 1 Day Post 3M Post 6M Post LP GP Indexed to AMZ as of 6M Prior Indexed to AMZ as of 1 Day Prior Source: Company filings and press releases, Bloomberg market data as of 28-Mar-2018 Additional Shareholder Analysis 35 $ 2,048 $ 1,876 $ 1,696 $ 1,863 $ 1,736 $ 1,643 $ 1,526 $ 1,690 $ 1,729 $ 1,436 $ 1,550 $ 995 $ 1,303 $ 835 $ 405 $ 427 $ 387 $ 337 $ 161 $ 18,734$ 19,002 $ 19,305 $ 17,836 $ 11,697 $ 18,977 $ 18,868 $ 16,102 $ 14,983 $ 15,953 $ 10,478 $ 17,557 $ 11,602 $ 16,514 $ 16,134 $ 11,564 $ 9,867 $ 9,188 $ 8,390 $ 7,400 $ 7,170 $ 6,647

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Precedent MLP Buy-ins (3/3) GP and LP Equity Values Over Time Versus Alerian Index TRGP / NGLS | Transaction Date: 03-Nov-2015 EPB / KMP / KMR / KMI | Transaction Date: 10-Aug-2014 $ 85,100 $ 12,979 $ 8,782 $ 8,749 6M Prior 3M Prior 1 Day Prior 1 Day Post 3M Post 6M Post 6M Prior 3M Prior 1 Day Prior 1 Day Post 3M Post 6M Post LP GP Indexed to AMZ as of 6M Prior Indexed to AMZ as of 1 Day Prior Source: Company filings and press releases, Bloomberg market data as of 28-Mar-2018 Note: KMI excludes the ATM program registered on 21-Nov-2014. KMP and EPB exchange ratios based on total consideration received (majority stock plus some cash). Additional Shareholder Analysis 36 $ 5,151 $ 10,793 $ 10,039$ 10,001 $ 9,168$ 9,103 $ 3,701 $ 3,262 $ 8,212$ 7,963 $ 2,808 $ 7,525 $ 6,878 $ 7,828 $ 6,583 $ 4,316 $ 5,466 $ 5,521 $ 5,403 $ 70,276$ 74,578 $ 77,311 $ 73,323 $ 40,481 $ 78,143$ 77,501 $ 69,684 $ 66,090 $ 67,047 $ 63,588 $ 68,888 $ 70,732 $ 37,139 $ 65,168 $ 34,322 $ 32,827 $ 44,619 $ 37,439 $ 34,566 $ 32,340

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Investor Reaction to OKE and OKS Merger

Arkose's Top 25 (GP + Midstream) Active Institutional Shareholders Net Buying / (Selling)

Deal announced on 1-Feb-17 and closed on 30-Jun-17

Institution	PF Midstream/GP % OS	Shares Held at Announce (mm)	% Δ 1Q Post-Announce	% Δ 1Q Post-Close
Tortoise Capital Advisors, LLC	4.3 %	21.1	(14)%	(37)%
Goldman Sachs Asset Management (US)	4.1	9.3	(21)	(41)
Alps Advisors, Inc.	2.3	11.3	6	(92)
OFI SteelPath, Inc.	2.0	4.2	(12)	(29)
Harvest Fund Advisors LLC	2.0	3.8	15	99
Neuberger Berman, LLC	1.8	8.1	13	16
Salient Capital Advisor LLC	1.6	5.4	(1)	(1)
Tinicum Capital Partners, L.P.	1.5	0.0	N/A	N/A
Chickasaw Capital Management, L.L.C.	1.5	0.0	N/A	N/A
FPR Partners	1.2	0.0	N/A	N/A
Natixis Asset Management	1.2	0.0	N/A	100
Morgan Stanley Investment Management Inc. (US)	1.1	1.6	63	(97)
Kayne Anderson Capital Advisors, L.P.	0.9	16.0	(16)	(41)
CIBC Atlantic Trust Private Wealth Management	0.8	1.0	(1)	5
Eagle Global Advisors, LLC	0.8	2.9	(1)	(13)
Alyeska Investment Group, L.P.	0.7	0.0	N/A	N/A
Deutsche Asset & Wealth Management	0.7	1.6	(100)	(100)
Cohen & Steers Capital Management, Inc.	0.7	0.3	(4)	918
Bank of America Merrill Lynch (US)	0.6	0.5	494	92
Cushing Asset Management, LP	0.6	2.7	(39)	(28)
J.P. Morgan Securities LLC	0.4	2.5	27	(79)
UBS Financial Services, Inc.	0.4	2.9	85	(19)
JP Morgan Asset Management	0.3	0.1	2	10
Yale University	0.3	0.0	N/A	N/A
ClearBridge Investments, LLC	0.3	5.2	(6)	(23)
Overall[1]	**32.2 %**	**100.6**	**(2)%**	**(30)%**
Top 5[1]	**14.7 %**	**49.7**	**(8)%**	**(39)%**

Source: Thomson (PF Midstream/GP based on Thomson shares outstanding and exchange ratio of 1.5465, corresponding to Midstream and GP prices on 15-Mar-2018)
Note: Applies the 0.985x exchange ratio to seller's shares pre-merger. New positions deemed to be 100% increases.

Additional Shareholder Analysis

37

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Investor Reaction to SEMG and RRMS Merger

INVESTMENT BANKING DIVISION

Arkose's Top 25 (GP + Midstream) Active Institutional Shareholders Net Buying / (Selling)

Deal announced on 31-May-16 and closed on 30-Sep-16

Institution	PF Midstream/GP % OS	Shares Held at Announce (mm)	% Δ 1Q Post-Announce	% Δ 1Q Post-Close
Tortoise Capital Advisors, LLC	4.3 %	1.5	40 %	20 %
Goldman Sachs Asset Management (US)	4.1	2.7	(33)	27
Alps Advisors, Inc.	2.3	0.0	100	100
OFI SteelPath, Inc.	2.0	0.0	N/A	N/A
Harvest Fund Advisors LLC	2.0	2.2	10	42
Neuberger Berman, LLC	1.8	0.0	112	7
Salient Capital Advisor LLC	1.6	1.7	39	37
Tinicum Capital Partners, L.P.	1.5	0.0	N/A	N/A
Chickasaw Capital Management, L.L.C.	1.5	4.2	45	44
FPR Partners	1.2	0.0	N/A	N/A
Natixis Asset Management	1.2	0.0	N/A	N/A
Morgan Stanley Investment Management Inc. (US)	1.1	0.7	46	(97)
Kayne Anderson Capital Advisors, L.P.	0.9	0.4	286	328
CIBC Atlantic Trust Private Wealth Management	0.8	2.5	(13)	(43)
Eagle Global Advisors, LLC	0.8	2.0	19	18
Alyeska Investment Group, L.P.	0.7	0.0	N/A	N/A
Deutsche Asset & Wealth Management	0.7	0.0	N/A	N/A
Cohen & Steers Capital Management, Inc.	0.7	0.4	180	284
Bank of America Merrill Lynch (US)	0.6	0.1	(12)	(77)
Cushing Asset Management, LP	0.6	1.5	29	27
J.P. Morgan Securities LLC	0.4	0.3	(8)	(91)
UBS Financial Services, Inc.	0.4	0.3	(6)	(67)
JP Morgan Asset Management	0.3	0.0	0	0
Yale University	0.3	0.0	N/A	N/A
ClearBridge Investments, LLC	0.3	2.6	0	(38)
Overall[1]	**32.2 %**	**23.1**	**23 %**	**19 %**
Top 5[1]	**14.7 %**	**6.4**	**(0)%**	**31 %**

Source: Thomson (PF Midstream/GP based on Thomson shares outstanding and exchange ratio of 1.5465, corresponding to Midstream and GP prices on 15-Mar-2018)
Note: Applies the 0.814x exchange ratio to seller's shares pre-merger. New positions deemed to be 100% increases.

Additional Shareholder Analysis 38

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Investor Reaction to TRGP and NGLS Merger

INVESTMENT BANKING DIVISION

Arkose's Top 25 (GP + Midstream) Active Institutional Shareholders Net Buying / (Selling)

Deal announced on 3-Nov-15 and closed on 17-Feb-16

Institution	PF Midstream/GP % OS	Shares Held at Announce (mm)	% Δ 1Q Post-Announce	% Δ 1Q Post-Close
Tortoise Capital Advisors, LLC	4.3 %	6.5	8 %	(26)%
Goldman Sachs Asset Management (US)	4.1	8.0	(33)	10
Alps Advisors, Inc.	2.3	7.5	9	(100)
OFI SteelPath, Inc.	2.0	7.3	1	11
Harvest Fund Advisors LLC	2.0	4.5	(15)	(48)
Neuberger Berman, LLC	1.8	0.1	(46)	10
Salient Capital Advisor LLC	1.6	0.4	980	833
Tinicum Capital Partners, L.P.	1.5	0.0	N/A	N/A
Chickasaw Capital Management, L.L.C.	1.5	3.5	38	114
FPR Partners	1.2	0.0	N/A	N/A
Natixis Asset Management	1.2	0.0	N/A	N/A
Morgan Stanley Investment Management Inc. (US)	1.1	0.9	291	(98)
Kayne Anderson Capital Advisors, L.P.	0.9	5.7	7	(43)
CIBC Atlantic Trust Private Wealth Management	0.8	2.3	(8)	(57)
Eagle Global Advisors, LLC	0.8	1.0	19	48
Alyeska Investment Group, L.P.	0.7	0.0	N/A	100
Deutsche Asset & Wealth Management	0.7	0.0	N/A	N/A
Cohen & Steers Capital Management, Inc.	0.7	0.2	(7)	12
Bank of America Merrill Lynch (US)	0.6	3.1	(19)	(22)
Cushing Asset Management, LP	0.6	2.2	(7)	34
J.P. Morgan Securities LLC	0.4	1.7	78	(51)
UBS Financial Services, Inc.	0.4	3.6	66	(6)
JP Morgan Asset Management	0.3	1.6	(100)	(100)
Yale University	0.3	0.0	N/A	N/A
ClearBridge Investments, LLC	0.3	4.8	(11)	(23)
Overall[1]	**32.2 %**	**64.9**	**11 %**	**(15)%**
Top 5[1]	**14.7 %**	**33.8**	**(6)%**	**(29)%**

Source: Thomson (PF Midstream/GP based on Thomson shares outstanding and exchange ratio of 1.5465, corresponding to Midstream and GP prices on 15-Mar-2018)
Note: Applies the 0.620x exchange ratio to seller's shares pre-merger. New positions deemed to be 100% increases.

Additional Shareholder Analysis 39

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Investor Reaction to KMI and KMP / KMR / EPB Mergers

Arkose's Top 25 (GP + Midstream) Active Institutional Shareholders Net Buying / (Selling)

Deal announced on 10-Aug-14 and closed on 26-Nov-14

Institution	PF Midstream/GP % OS	Shares Held at Announce (mm)	% Δ 1Q Post-Announce	% Δ 1Q Post-Close
Tortoise Capital Advisors, LLC	4.3 %	10.4	(28)%	(45)%
Goldman Sachs Asset Management (US)	4.1	4.5	(8)	62
Alps Advisors, Inc.	2.3	33.6	(6)	(100)
OFI SteelPath, Inc.	2.0	11.6	28	(100)
Harvest Fund Advisors LLC	2.0	16.7	(41)	(100)
Neuberger Berman, LLC	1.8	1.4	(19)	(20)
Salient Capital Advisor LLC	1.6	7.9	(9)	(42)
Tinicum Capital Partners, L.P.	1.5	0.0	N/A	N/A
Chickasaw Capital Management, L.L.C.	1.5	0.1	(65)	(100)
FPR Partners	1.2	5.2	0	0
Natixis Asset Management	1.2	0.9	(3)	(93)
Morgan Stanley Investment Management Inc. (US)	1.1	3.1	561	(28)
Kayne Anderson Capital Advisors, L.P.	0.9	52.2	(2)	(19)
CIBC Atlantic Trust Private Wealth Management	0.8	6.1	56	(30)
Eagle Global Advisors, LLC	0.8	7.9	(1)	(26)
Alyeska Investment Group, L.P.	0.7	0.0	100	100
Deutsche Asset & Wealth Management	0.7	0.3	(90)	(90)
Cohen & Steers Capital Management, Inc.	0.7	3.0	11	(25)
Bank of America Merrill Lynch (US)	0.6	13.4	70	(1)
Cushing Asset Management, LP	0.6	5.1	(6)	(4)
J.P. Morgan Securities LLC	0.4	16.7	53	(79)
UBS Financial Services, Inc.	0.4	3.8	12	239
JP Morgan Asset Management	0.3	7.4	(26)	(34)
Yale University	0.3	0.0	N/A	N/A
ClearBridge Investments, LLC	0.3	23.6	(18)	(46)
Overall[1]	**32.2 %**	**234.8**	**9 %**	**(43)%**
Top 5[1]	**14.7 %**	**76.8**	**(12)%**	**(83)%**

Source: Thomson (PF Midstream/GP based on Thomson shares outstanding and exchange ratio of 1.5465, corresponding to Midstream and GP prices on 15-Mar-2018)
Note: Applies the 2.193x, 2.485x, and 0.945x exchange ratios to KMP, KMR, and EPB's shares pre-merger, respectively. New positions deemed to be 100% increases.

Additional Shareholder Analysis 40

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix B: Summary Information on IDR Recap and GP Buys Midstream

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream / GP Exchange Ratio Since GP IPO | 03-May-2017 2.00 x - 24 % Premium 2.00x 1.80x 30 60 901.90 x - Current Since GP n1d8a%r Prem(Aiutm IPO ay Market) 1.80 x - 1.80x 1.70x 12 % Premium 1.70 x - 6 % Premium 1.60x 1.60 x - (1)% Premium 1.60x 1.50 x - (7)% Premium 1.49 x 1.50x 1.40x 1.40x 6M IPO Day Day Day Market) 1 1.30x .20x May-2017 Jul-2017 Oct-2017 Dec-2017 Mar-2018 May-2017 Jul-2017 Oct-2017 Dec-2017 Mar-2018 Midstream / GP Source: Bloomberg market data as of 29-Mar-2018 42 Summary Information on IDR Recap and GP Buys Midstream Less Ownership to Midstream Greater Ownership to GP Greater Ownership to Midstream Less Ownership to GP Exchange Ratio Exchange Ratio 47 x1.49 x Average 6MCalendar Calendar Cale DayDay D Exchange Ratio1.55 x1.52 x1.41 x1.45 x1. Average Average Since GP 30 Calendar 60 Calendar 90 Calendar Current (At Exchange Ratio 1.55x 1.51x 1.53x 1.47x 1.48x 1.62x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Side-by-Side Summary of Key Financial Metrics

INVESTMENT BANKING DIVISION

Assumes Full Tax Shield If GP Buys Midstream | 40% Pro Forma IDR LLC Ownership
($ in millions, except per share data)

Reference Items	2018	2019	2020	2021	2022
Status Quo Midstream LP DCF/Unit	$ 2.07	$ 2.76	$ 3.24	$ 3.75	$ 4.29
Status Quo Midstream DPU	1.72	2.21	2.85	3.42	4.10
Status Quo GP DCF/Share and DPS	0.54	0.89	1.34	1.74	2.22

Exchange Ratios @ 40% IDR LLC Ownership	
IDR Recap	0.66 x
GP Buys Midstream	1.53

	IDR Recap					GP Buys Midstream				
	2018	2019	2020	2021	2022	2018	2019	2020	2021	2022
At Operating Entity										
Total Distributable Cash Flow	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428
Cash Coverage	131	204	148	123	71	131	204	148	123	71
Total Distributions	463	649	889	1,102	1,356	463	649	889	1,102	1,356
Units/Shares Outstanding	312	312	312	312	312	476	476	476	476	476
DCF / Unit	$ 1.91	$ 2.74	$ 3.33	$ 3.93	$ 4.58	$ 1.25	$ 1.79	$ 2.18	$ 2.57	$ 3.00
DPU/DPS	1.49	2.08	2.85	3.54	4.35	0.97	1.36	1.87	2.32	2.85

	2018	2019	2020	2021	2022
At GP HoldCo					
Attributable DCF From Midstream	$ 238	$ 341	$ 415	$ 490	$ 571
(-) G&A	(2)	(2)	(2)	(2)	(2)
(-) Taxes	(59)	(85)	(103)	(122)	(142)
Total Attributable DCF	$ 177	$ 255	$ 309	$ 366	$ 427
Distributions from Midstream	$ 185	$ 260	$ 355	$ 441	$ 543
(-) G&A	(2)	(2)	(2)	(2)	(2)
(-) Taxes	(46)	(64)	(88)	(110)	(135)
Total Distributions	$ 137	$ 193	$ 265	$ 329	$ 405
Shares Outstanding	190	190	190	190	190
Attributable DCF / Unit	$ 0.93	$ 1.34	$ 1.63	$ 1.92	$ 2.24
DPU/DPS	0.72	1.02	1.39	1.73	2.13

Source: Arkose Projections and Bloomberg market data as of 29-Mar-2018

Summary Information on IDR Recap and GP Buys Midstream 43

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Sources and Uses | Capitalization Table

INVESTMENT BANKING DIVISION

IDR Recap | 40% Pro Forma IDR LLC Ownership | ($ in millions, except per share data)

Sources of Funds	$	%
Issuance of Midstream Units	$ 3,226	100.0 %
Total Sources	$ 3,226	100.0 %

Uses of Funds	$	%
Acquisition of IDRs	$ 3,226	100.0 %
Total Uses	$ 3,226	100.0 %

Pro Forma Capitalization (Midstream - Constant Unit Price)

Cash			$ 5
First Lien Credit Facility			550
Long Term Debt			650
Net Debt			$ 1,195
	Units	**$ / Unit**	**Market Cap**
Common Equity	312	$ 25.89	$ 8,066
Total Capitalization			$ 9,261

Pro Forma Capitalization (Midstream - Constant Capitalization)

Cash			$ 5
First Lien Credit Facility			550
Long Term Debt			650
Net Debt			$ 1,195
	Units	**$ / Unit**	**Market Cap**
Common Equity	312	$ 25.30	$ 7,881
Total Capitalization			$ 9,076

Status Quo Capitalization (Midstream + GP Value)

Cash			$ 5
First Lien Credit Facility			550
Long Term Debt			650
Net Debt			$ 1,195
	Units (Shares)	**$ / Unit (Share)**	**Market Cap**
Midstream Equity	187	$ 25.89	$ 4,840
GP Equity	186	15.99	2,977
Series B Equity	4	15.99	65
Total Equity			$ 7,881
Total Capitalization			$ 9,076

Source: Arkose Projections and Bloomberg market data as of 29-Mar-2018 Note: Analysis does not include transaction costs.

Summary Information on IDR Recap and GP Buys Midstream

44

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Status Quo GP vs. Pro Forma Comparison

INVESTMENT BANKING DIVISION

Midstream Issues Units to GP In Exchange for Elimination of IDRs | 40% Pro Forma Ownership | ($ in millions, except per share data)

	Standalone Case					Adjustments					Pro Forma				
	2018E	2019E	2020E	2021E	2022E	2018E	2019E	2020E	2021E	2022E	2018E	2019E	2020E	2021E	2022E
EBITDA	$ 730	$ 989	$ 1,222	$ 1,413	$ 1,642	$ 0	$ 0	$ 0	$ 0	$ 0	$ 730	$ 989	$ 1,222	$ 1,413	$ 1,642
(-) Interest expense	(63)	(90)	(117)	(139)	(150)	0	0	0	0	0	(63)	(90)	(117)	(139)	(150)
(-) Maintenance capital	(67)	(39)	(63)	(44)	(58)	0	0	0	0	0	(67)	(39)	(63)	(44)	(58)
(-) Tax Witholding Reimbursement Paid to AR	(6)	(6)	(6)	(6)	(6)	0	0	0	0	0	(6)	(6)	(6)	(6)	(6)
Midstream Distributable Cash Flow	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428	$ 0	$ 0	$ 0	$ 0	$ 0	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428
IDR LLC Cash Flow Received from Midstream	143	236	355	462	589	43	24	0	(21)	(47)	185	260	355	441	543
Cash Flow to / Reserved for Series B Units	(7)	(12)	(20)	(26)	(34)	7	12	20	26	34	0	0	0	0	0
Cash Flow Available to GP LP	$ 136	$ 223	$ 336	$ 436	$ 556	$ 49	$ 36	$ 20	$ 5	$(13)	$ 185	$ 260	$ 355	$ 441	$ 543
GP G&A	(2)	(2)	(2)	(2)	(2)	0	0	0	0	0	(2)	(2)	(2)	(2)	(2)
GP Interest Expense	0	0	0	0	0	0	0	0	0	0					
GP Cash Taxes	(34)	(56)	(85)	(110)	(140)	(12)	(8)	(4)	0	5	(46)	(64)	(88)	(110)	(135)
Distributable Cash Flow to GP	$ 100	$ 165	$ 249	$ 324	$ 413	$ 37	$ 28	$ 16	$ 5	$(8)	$ 137	$ 193	$ 265	$ 329	$ 405
GP Coverage Ratio	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x						1.0 x	1.0 x	1.0 x	1.0 x	1.0 x
GP Shares Outstanding	186	186	186	186	186	4	4	4	4	4	190	190	190	190	190
Total Distributions	$ 100	$ 165	$ 249	$ 324	$ 413						$ 137	$ 193	$ 265	$ 329	$ 405
Distribution Per Share (DPS)	0.54	0.89	1.34	1.74	2.22						0.72	1.02	1.39	1.73	2.13
Distributable Cash Flow Per Share	0.54	0.89	1.34	1.74	2.22						0.72	1.02	1.39	1.73	2.13
Total DCF / Unit - Accretion / Dilution											34 %	14 %	4 %	(1)%	(4)%
Total Dist. / Unit - Accretion / Dilution											34 %	14 %	4 %	(1)%	(4)%
Midstream Financial Metrics															
LP DCF	$ 386	$ 516	$ 607	$ 701	$ 803						$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428
GP DCF	208	338	429	523	625						0	0	0	0	0
Total DCF	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428						$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428
LP DCF / Unit	$ 2.07	$ 2.76	$ 3.24	$ 3.75	$ 4.29	$(0.16)	$(0.02)	$ 0.08	$ 0.18	$ 0.29	$ 1.91	$ 2.74	$ 3.33	$ 3.93	$ 4.58
GP DCF / Unit	1.11	1.81	2.29	2.80	3.34						0.00	0.00	0.00	0.00	0.00
Total DCF / Unit	$ 3.18	$ 4.56	$ 5.54	$ 6.54	$ 7.63						$ 1.91	$ 2.74	$ 3.33	$ 3.93	$ 4.58
Midstream Coverage	1.3 x	1.3 x	1.2 x	1.1 x	1.1 x						1.3 x	1.3 x	1.2 x	1.1 x	1.1 x
LP Distributions	$320	$414	$533	$640	$767						$463	$649	$889	$1,102	$1,356
GP Distributions	143	236	355	462	589						0	0	0	0	0
Total Distributions	$463	$649	$889	$1,102	$1,356						$463	$649	$889	$1,102	$1,356
LP Dist. / Unit	$1.72	$2.21	$2.85	$3.42	$4.10	$(0.23)	$(0.13)	$ 0.00	$ 0.12	$ 0.25	$1.49	$2.08	$2.85	$3.54	$4.35
GP Dist. / Unit	0.76	1.26	1.90	2.47	3.15						0.00	0.00	0.00	0.00	0.00
Total Dist. / Unit	$2.48	$3.47	$4.75	$5.89	$7.25						$1.49	$2.08	$2.85	$3.54	$4.35
LP DCF / Unit - Accretion / Dilution											(8)%	(1)%	3 %	5 %	7 %
LP Dist. / Unit - Accretion / Dilution											(13)%	(6)%	0 %	3 %	6 %

Source: Arkose Projections, Bloomberg market data as of 29-Mar-2018

Summary Information on IDR Recap and GP Buys Midstream

45

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Sources and Uses | Capitalization Table

INVESTMENT BANKING DIVISION

GP Buys Midstream With 100% Equity | 40% Pro Forma IDR LLC Ownership | ($ in millions, except per share data)

Sources of Funds	$	%
Issuance of GP Shares	$ 4,563	100.0 %
Total Sources	$ 4,563	100.0 %

Uses of Funds	$	%
Acquisition of Midstream	$ 4,563	100.0 %
Total Uses	$ 4,563	100.0 %

Pro Forma Capitalization (Midstream - Constant Unit Price)

Cash			$ 5
First Lien Credit Facility			550
Long Term Debt			650
Net Debt			$ 1,195
	Units	$ / Unit	Market Cap
Common Equity	476	$ 15.99	$ 7,604
Total Capitalization			$ 8,799

Pro Forma Capitalization (Midstream - Constant Capitalization)

Cash			$ 5
First Lien Credit Facility			550
Long Term Debt			650
Net Debt			$ 1,195
	Units	$ / Unit	Market Cap
Common Equity	476	$ 16.57	$ 7,881
Total Capitalization			$ 9,076

Status Quo Capitalization (Midstream + GP Value)

Cash			$ 5
First Lien Credit Facility			550
Long Term Debt			650
Net Debt			$ 1,195
	Units (Shares)	$ / Unit (Share)	Market Cap
Midstream Equity	187	$ 25.89	$ 4,840
GP Equity	186	15.99	2,977
Series B Equity	4	15.99	65
Total Equity			$ 7,881
Total Capitalization			$ 9,076

Source: Arkose Projections and Bloomberg market data as of 29-Mar-2018
Note: Analysis does not include transaction costs.

Summary Information on IDR Recap and GP Buys Midstream 46

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Status Quo GP vs. Pro Forma Comparison

INVESTMENT BANKING DIVISION

GP Buys Midstream at Market | ($ in millions, except per share data)

	Standalone Case					Adjustments					Pro Forma				
	2018E	2019E	2020E	2021E	2022E	2018E	2019E	2020E	2021E	2022E	2018E	2019E	2020E	2021E	2022E
EBITDA	$ 730	$ 989	$ 1,222	$ 1,413	$ 1,642	$ 0	$ 0	$ 0	$ 0	$ 0	$ 730	$ 989	$ 1,222	$ 1,413	$ 1,642
(-) Interest expense	(63)	(90)	(117)	(139)	(150)	0	0	0	0	0	(63)	(90)	(117)	(139)	(150)
(-) Maintenance capital	(67)	(39)	(63)	(44)	(58)	0	0	0	0	0	(67)	(39)	(63)	(44)	(58)
(-) Tax Witholding Reimbursement Paid to AR	(6)	(6)	(6)	(6)	(6)	0	0	0	0	0	(6)	(6)	(6)	(6)	(6)
Midstream Distributable Cash Flow	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428	$ 0	$ 0	$ 0	$ 0	$ 0	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428
IDR LLC Cash Flow Received from Midstream	143	236	355	462	589	451	618	681	763	839	594	854	1,036	1,225	1,428
Cash Flow to / Reserved for Series B Units	(7)	(12)	(20)	(26)	(34)	7	12	20	26	34	0	0	0	0	0
Cash Flow Available to GP LP	$ 136	$ 223	$ 336	$ 436	$ 556	$ 458	$ 630	$ 701	$ 788	$ 872	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428
GP G&A	(2)	(2)	(2)	(2)	(2)	2	2	2	2	2	0	0	0	0	0
GP Cash Taxes	(34)	(56)	(85)	(110)	(140)	34	56	85	110	140	0	0	0	0	0
Distributable Cash Flow to GP	$ 100	$ 165	$ 249	$ 324	$ 413	$ 494	$ 688	$ 787	$ 900	$ 1,014	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428
GP Coverage Ratio	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x						1.3 x	1.3 x	1.2 x	1.1 x	1.1 x
GP Shares Outstanding	186	186	186	186	186	289	289	289	289	289	476	476	476	476	476
Total Distributions	$ 100	$ 165	$ 249	$ 324	$ 413						$ 463	$ 649	$ 889	$ 1,102	$ 1,356
Distribution Per Share (DPS)	0.54	0.89	1.34	1.74	2.22						0.97	1.36	1.87	2.32	2.85
Distributable Cash Flow Per Share	0.54	0.89	1.34	1.74	2.22						1.25	1.79	2.18	2.57	3.00
Total Dist./ Share Accretion / Dilution											81 %	54 %	40 %	33 %	28 %
Total DCF / Share Accretion / Dilution											133 %	102 %	63 %	48 %	35 %
Midstream Financial Metrics															
LP DCF	$ 386	$ 516	$ 607	$ 701	$ 803						$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428
GP DCF	208	338	429	523	625						0	0	0	0	0
Total DCF	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428						$ 594	$ 854	$ 1,036	$ 1,225	$ 1,428
LP DCF / Unit	$ 2.07	$ 2.76	$ 3.24	$ 3.75	$ 4.29	$(0.16)	$(0.02)	$ 0.08	$ 0.18	$ 0.29	$ 1.91	$ 2.74	$ 3.33	$ 3.93	$ 4.58
GP DCF / Unit	1.11	1.81	2.29	2.80	3.34						0.00	0.00	0.00	0.00	0.00
Total DCF / Unit	$ 3.18	$ 4.56	$ 5.54	$ 6.54	$ 7.63						$ 1.91	$ 2.74	$ 3.33	$ 3.93	$ 4.58
Midstream Coverage	1.3 x	1.3 x	1.2 x	1.1 x	1.1 x						1.3 x	1.3 x	1.2 x	1.1 x	1.1 x
LP Distributions	$320	$414	$533	$640	$767						$463	$649	$889	$1,102	$1,356
GP Distributions	143	236	355	462	589						0	0	0	0	0
Total Distributions	$463	$649	$889	$1,102	$1,356						$463	$649	$889	$1,102	$1,356
LP Dist. / Unit	$1.72	$2.21	$2.85	$3.42	$4.10	$(0.23)	$(0.13)	$ 0.00	$ 0.12	$ 0.25	$1.49	$2.08	$2.85	$3.54	$4.35
GP Dist. / Unit	0.76	1.26	1.90	2.47	3.15						0.00	0.00	0.00	0.00	0.00
Total Dist. / Unit	$2.48	$3.47	$4.75	$5.89	$7.25						$1.49	$2.08	$2.85	$3.54	$4.35
LP DCF / Unit - Accretion / Dilution											(8)%	(1)%	3 %	5 %	7 %
LP Dist. / Unit - Accretion / Dilution											(13)%	(6)%	0 %	3 %	6 %

Source: Arkose Projections and Bloomberg market data as of 29-Mar-2018

Summary Information on IDR Recap and GP Buys Midstream

47